UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
April 26, 2011
___________
FelCor Lodging Trust Incorporated
(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	001-14236 (Commission File Number)	75-2541756 (I.R.S. Employer Identification Number)
545 E. John Carpenter Frwy. Suite 1300 Dallas, TX (Address of principal executive offices)		75062 (Zip code)
(972) 444-4900 (Registrant's telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.    Other Events.
On April 26, 2011, FelCor Lodging Trust Incorporated (“FelCor”) and its subsidiary, FelCor Lodging Limited Partnership (“FelCor LP”), issued a press release announcing their intention to offer privately $500 million of senior secured notes, a copy of which press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
As previously disclosed, on April 1, 2011, FelCor sold 27.6 million shares of its common stock for aggregate net proceeds of approximately $159.0 million.
FelCor intends to use the net proceeds from the notes offering to fund the pending $140 million acquisition of Royalton and Morgans in midtown Manhattan and otherwise, together with the proceeds from the equity offering, for general corporate purposes (including, among other things, repaying existing indebtedness, which may include redemption of a portion our outstanding 10% Notes with proceeds from the equity offering, and future hotel acquisitions). Pending permanent application of the net proceeds from that offering, they may be invested in short-term, interest-bearing investments.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Exhibit
99.1	Press Release issued by the Company on April 26, 2011 announcing its intention to offer privately senior secured notes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:	April 26, 2011	FelCor Lodging Trust Incorporated

		By:	/s/ Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release issued by the Company on April 26, 2011 announcing its intention to offer privately senior secured notes.